Exhibit 99.1

News Release

	First Midwest Bancorp, Inc.		First Midwest Bancorp, Inc. One Pierce Place, Suite 1500 Itasca, Illinois 60143 (630) 875-7450

FOR IMMEDIATE RELEASE		CONTACT:	Paul F. Clemens
EVP, Chief Financial Officer
(630) 875-7347
TRADED:	NASDAQ Global Select Market		www.firstmidwest.com
SYMBOL:	FMBI

FIRST MIDWEST BANCORP, INC. ANNOUNCES:

•	STRONG OPERATING PERFORMANCE DRIVEN BY RECORD SALES

•	RIGOROUS PURSUIT OF CREDIT REMEDIATION PRIORITIES IN TANDEM WITH THE EXECUTION OF LONG TERM CAPITAL MANAGEMENT PLAN

2nd QUARTER HIGHLIGHTS:

•

Fully diluted earnings per share for second quarter 2008 were $0.56 versus $0.52 for first quarter 2008. Return on average assets of 1.33% versus 1.25% and return on average equity of 14.57% versus 13.75% were achieved for the same periods.

•	Loan growth in targeted commercial and industrial, agricultural, and commercial real estate categories was 14% annualized for second quarter 2008 versus first quarter 2008.

•

Nonperforming assets plus 90 day past due loans increased from first quarter 2008 levels by $10.7 million and stand at 1.35% of loans at quarter end. In the first half of 2008, $4.3 million was added to the reserve for loan losses above and beyond charge offs in anticipation of future developments. Numerous administrative enhancements to the credit remediation process embracing oversight, staffing, and reporting were put in place.

•

Long term capital management plans embraced: scheduled payment of regular quarterly dividends, continued deferral of share repurchases, maintenance of “well capitalized” regulatory capital levels, disciplined balance sheet planning.

Financial Performance

ITASCA, IL, JULY 16, 2008 – First Midwest Bancorp, Inc. (the “Company” or “First Midwest”) (NASDAQ NGS: FMBI), the holding company of First Midwest Bank, today reported results of operations and financial condition for second quarter 2008. Fully diluted earnings per share were $0.56 compared with $0.52 for first quarter 2008, a 7.7% increase. Excluding offsetting noncore transactions, the comparison was $0.51 for second quarter 2008 versus $0.41 for first quarter 2008, a 24.4% increase. The noncore items consisted of the write off of approximately $6.0 million in remaining book value of certain asset backed securities, which was offset by a $1.4 million gain on the sale of a security previously written off and the reversal of tax reserves of $4.9 million due to favorable second quarter events affecting certain tax positions. Return on average assets was 1.33% for second quarter 2008 versus 1.25% for first quarter 2008 while the return on average equity was 14.57% versus 13.75% for the same periods. Net interest margin expanded in the second quarter to 3.58% from 3.53% for first quarter 2008 as a result of higher loan balances and opportunistic funding strategies. Margins should stabilize in this area as volumes of higher priced loans are offset by lagged higher repricing on twelve to eighteen month retail deposits. Efficiency ratios should track to recent trends which saw this measure at 51.67% for second quarter 2008.

Sales Performance

Loans outstanding increased at a rate which had not been reached for more than seven years. Virtually every category of business lending was up on a linked quarter annualized basis: commercial and industrial 14.9%, agriculture 13.6%, and commercial real estate 14.0%. Retail lending growth, though modest, also contributed to the overall annualized increase of 10.8%. Depository activity was mixed but with the seasonal influx in public deposits averaged 14.9% growth quarter over quarter. Assets under trust department management grew by 9.1% in the face of the broader equity markets retreating twenty percent during the first two quarters.

Capital Management

All regulatory mandated ratios for characterization as “well capitalized” were achieved as of June 30, 2008:

	6/30/08	Minimum “Well-Capitalized” Level
Tier 1 Risk Based	9.42%	6.00%

Total Risk Based	12.03%	10.00%

Tier 1 Leverage	7.56%	5.00%

Tangible equity to tangible assets ratio (exclusive of other comprehensive income) stood at 5.90% as of June 30, 2008 and is on pace to exceed 6.00% by December 31, 2008.

The Company’s dividend policy remained on track paying $0.31 per share on July 15, 2008 and represented the 102nd consecutive quarterly dividend since the founding of the Company in 1983. Contrariwise, the Company’s share repurchase program, which has operated episodically in recent years, is anticipated to be informally suspended throughout the balance of 2008. Leverage within the balance sheet is carefully managed through the operations of our Asset Liability Committee.

Credit Remediation

As anticipated, nonperforming assets plus 90 day past due loans aggregated $70.0 million at June 30, 2008, compared with $59.3 million at March 31, 2008. Such increase is related primarily to loans to home builders and developers, substantially all of whom are in the greater Chicagoland area. In response to this trend, the Company has enhanced its credit remediation staff and accelerated executive management review. The evolution of the trend in these loans from performing to nonperforming and, in some instances, to other real estate owned is evident in the new reporting metrics set forth on page 10 (attached) as are charge offs by subcategory of credit. The subcategory of loans as a percentage of total loans is set forth on new page 9 (attached).

Analysis of the potential exposure of the Company’s loan portfolios to loss indicates provisioning at the level of the most recent quarters should be sufficient to absorb these losses. The Company is aggressively engaged with each of its builder/developer clients to define the best approach to realize maximum value. Exposures are primarily in projects that are well known to management because of their nearly 100% concentration in our Chicagoland markets. Loan to value guidelines for unimproved and developed land are 65% and 75% respectively which provide an initial cushion to future reappraisal of property values. Fortunately, the Company is only minimally exposed to the direct consumer part of this negative credit cycle because of its modest concentrations and conservative underwriting. Aggregate loan to value ratio in the Company’s home equity portfolio ($460.6 million) is approximately 60%. At the same time, the Company’s single-family mortgage portfolio ($213.3 million) is leveraged at approximately 50%.

About the Company

First Midwest is the premier relationship-based banking franchise in the growing Chicagoland banking market. As one of the Chicago metropolitan area’s largest independent bank holding companies, First Midwest provides the full range of both business and retail banking and trust and investment management services through 101 offices located in 63 communities, primarily in metropolitan Chicago. First Midwest was recently recognized by the Alfred P. Sloan awards for Business Excellence in Workforce Flexibility in the greater Chicago Area.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that actual results and the Company’s financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other reports filed with the Securities and Exchange Commission. Forward-looking statements represent management’s best judgment as of the date hereof based on currently available information. Except as required by law, the Company undertakes no duty to update the contents of this press release after the date hereof.

Conference Call

A conference call to discuss the Company’s results, outlook and related matters will be held on Wednesday, July 16th, at 10:00 am (ET). Members of the public who would like to listen to the conference call should dial 1-866-713-8310. (U.S. domestic) or 1-617-597-5308 (international) and enter passcode number 129-50-118. The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the Company’s web site, www.firstmidwest.com/aboutinvestor_overview.asp. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the Company’s web site or by dialing 1-888-286-8010 (U.S. domestic) or 1-617-801-6888 (international) passcode number 734-83-254, beginning approximately one hour after the event through 11:59 pm (ET) on July 23, 2008. Please direct any questions regarding obtaining access to the conference call to First Midwest Bancorp, Inc. Investor Relations, via e-mail, at investor.relations@firstmidwest.com.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

•	Operating Highlights, Balance Sheet Highlights, Stock Performance Data, and Capital Ratios (1 page)

•	Condensed Consolidated Statements of Condition (1 page)

•	Condensed Consolidated Statements of Income (1 page)

•	Loan Portfolio Composition (1 page)

•	Asset Quality (1 page)

Press Release and Additional Information Available on Website

This press release, the accompanying financial statements and tables, and certain additional unaudited Selected Financial Information (totaling 3 pages) are available through the “Investor Relations” section of First Midwest’s website at www.firstmidwest.com.

First Midwest Bancorp, Inc.	Press Release Dated July 16, 2008

Operating Highlights

Unaudited	Quarters Ended
(Dollar amounts in thousands except per share data)	June 30, 2008	March 31, 2008	June 30, 2007
Net income	$26,997	$25,038	$29,311
Diluted earnings per share	$0.56	$0.52	$0.59
Return on average equity	14.57%	13.75%	15.47%
Return on average assets	1.33%	1.25%	1.44%
Net interest margin	3.58%	3.53%	3.61%
Efficiency ratio	51.67%	54.02%	52.13%

Balance Sheet Highlights

Unaudited	As Of
(Dollar amounts in thousands except per share data)	June 30, 2008	March 31, 2008	June 30, 2007
Total assets	$8,311,025	$8,315,368	$8,055,358
Total loans	5,182,355	5,045,765	4,909,858
Total deposits	5,785,163	5,721,562	5,814,744
Stockholders’ equity	724,034	737,927	741,060
Book value per share	$14.90	$15.20	$14.97
Period end shares outstanding	48,584	48,561	49,494

Stock Performance Data

Unaudited	Quarters Ended
(Dollar amounts in thousands except per share data)	June 30, 2008	March 31, 2008	June 30, 2007
Market Price:
Quarter End	$18.65	$27.77	$35.51
High	$29.36	$31.98	$38.17
Low	$18.65	$24.38	$34.82
Quarter end price to book value	1.3	x	1.8	x	2.4	x
Quarter end price to consensus estimated 2008 earnings	9.3	x	N/A	N/A
Dividends declared per share	$0.310	$0.310	$0.295
Common dividends paid	$15,084	$15,079	$14,622

Capital Ratios

Unaudited	As Of
June 30, 2008	March 31, 2008	June 30, 2007
Regulatory capital ratios:
Total capital to risk-weighted assets	12.03%	11.78%	12.49%
Tier 1 capital to risk-weighted assets	9.42%	9.19%	9.87%
Tier 1 leverage to average assets	7.56%	7.51%	7.75%

Tangible equity ratios:
Tangible equity to tangible assets	5.45%	5.62%	5.80%
Tangible equity, excluding other comprehensive loss, to tangible assets	5.90%	5.73%	6.26%
Tangible equity to risk-weighted assets	6.88%	7.08%	7.28%

First Midwest Bancorp, Inc.	Press Release Dated July 16, 2008

Condensed Consolidated Statements of Condition

Unaudited	June 30,
(Amounts in thousands)	2008	2007
Assets
Cash and due from banks	$174,122	$156,305
Funds sold and other short-term investments	692	8,996
Trading account securities	17,368	17,403
Securities available-for-sale	2,106,461	2,128,683
Securities held to maturity, at amortized cost	94,580	104,152
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	54,767	54,767
Loans	5,182,355	4,909,858
Reserve for loan losses	(66,104)	(62,391)

Net loans	5,116,251	4,847,467

Premises, furniture, and equipment	121,215	128,448
Investment in corporate owned life insurance	206,132	199,396
Goodwill and other intangible assets	286,737	290,447
Accrued interest receivable and other assets	132,700	119,294

Total assets	$8,311,025	$8,055,358

Liabilities and Stockholders’ Equity
Deposits	$5,785,163	$5,814,744
Borrowed funds	1,489,908	1,172,190
Subordinated debt	232,476	226,118
Accrued interest payable and other liabilities	79,444	101,246

Total liabilities	7,586,991	7,314,298

Common stock	613	613
Additional paid-in capital	206,113	205,836
Retained earnings	866,844	852,598
Accumulated other comprehensive (loss)	(35,949)	(35,148)
Treasury stock, at cost	(313,587)	(282,839)

Total stockholders’ equity	724,034	741,060

Total liabilities and stockholders’ equity	$8,311,025	$8,055,358

First Midwest Bancorp, Inc.	Press Release Dated July 16, 2008

Condensed Consolidated Statements of Income

Unaudited	Quarters Ended
(Amounts in thousands except per share data)	June 30, 2008	March 31, 2008	June 30, 2007
Interest Income
Loans	$74,819	$81,334	$92,273
Securities	26,391	27,120	28,169
Other	103	21	229

Total interest income	101,313	108,475	120,671

Interest Expense
Deposits	28,036	34,210	41,593
Borrowed funds	9,249	12,076	14,363
Subordinated debt	3,702	3,689	3,751
Total interest expense	40,987	49,975	59,707
Net interest income	60,326	58,500	60,964
Provision for loan losses	5,780	9,060	1,761

Net interest income after provision for loan losses	54,546	49,440	59,203

Noninterest Income
Service charges on deposit accounts	11,385	10,422	11,483
Trust and investment management fees	3,945	3,947	3,916
Other service charges, commissions, and fees	4,456	5,002	6,099
Card-based fees	4,236	3,898	4,181

Subtotal, fee-based revenues	24,022	23,269	25,679

Corporate owned life insurance income	2,145	2,462	1,982
Security (losses) gains, net	(4,618)	4,968	961
Other	874	(680)	2,001

Total noninterest income	22,423	30,019	30,623

Noninterest Expense
Salaries and employee benefits	26,368	26,190	29,008
Net occupancy expense	5,528	6,151	5,386
Equipment expense	2,451	2,567	2,590
Technology and related costs	1,820	1,771	1,849
Other	13,778	12,664	11,904

Total noninterest expense	49,945	49,343	50,737

Income before taxes	27,024	30,116	39,089
Income tax expense	27	5,078	9,778

Net Income	$26,997	$25,038	$29,311

Diluted Earnings Per Share	$0.56	$0.52	$0.59

Dividends Declared Per Share	$0.310	$0.310	$0.295

Weighted Average Diluted Shares Outstanding	48,576	48,589	49,984

First Midwest Bancorp, Inc.	Press Release Dated July 16, 2008

Unaudited	As Of				6/30/08 % Change From
(Dollar amounts in thousands)	6/30/08	% of total	3/31/08	6/30/07	3/31/08	6/30/07
Loan Portfolio Composition
Loan portfolio composition:
Commercial, industrial, and agricultural	$1,656,161	32.0%	$1,597,279	$1,558,876	14.7%	6.2%
Commercial real estate:
Office, retail, and industrial	1,048,547	20.2%	1,020,403	905,483	11.0%	15.8%
Residential land and development	418,455	8.1%	413,531	431,635	4.8%	(3.1)%
Multifamily	195,815	3.8%	188,474	205,821	15.6%	(4.9)%
Other commercial real estate	1,107,122	21.3%	1,054,143	1,011,265	20.1%	9.5%

Total commercial real estate (1)	2,769,939	53.4%	2,676,551	2,554,204	14.0%	8.4%

Consumer:
Home equity	460,581	8.9%	459,068	467,471	1.3%	(1.5)%
Real estate 1-4 family	213,295	4.1%	224,895	206,506	(20.6)%	3.3%
Other consumer	82,379	1.6%	87,972	122,801	(25.4)%	(32.9)%

Total consumer	756,255	14.6%	771,935	796,778	(8.1)%	(5.1)%

Total loans (2)	$5,182,355	100.0%	$5,045,765	$4,909,858	10.8%	5.5%

Commercial Real Estate Detail Office, Retail, and Industrial
Loans by product type (2):
Office	$337,424	32.2%	$326,107	$270,029	13.9%	25.0%
Retail	281,942	26.9%	279,612	232,988	3.3%	21.0%
Industrial	429,181	40.9%	414,684	402,466	14.0%	6.6%

Total office, retail, and industrial	$1,048,547	100.0%	$1,020,403	$905,483	11.0%	15.8%

Residential Land and Development Composition
Loans by product type:
Structures	$220,680	52.7%	$212,369	$255,388	15.6%	(13.8)%
Land	197,775	47.3%	201,162	176,247	(6.7)%	12.2%

Total residential land and development	$418,455	100.0%	$413,531	$431,635	4.8%	(3.1)%

Other Commercial Real Estate Composition
Loans by product type:
Commercial land	$381,013	34.4%	$365,246	$273,615	17.3%	39.3%
1-5 family investors	165,445	14.9%	166,684	153,032	(3.0)%	8.1%
Service stations and truck stops	120,670	10.9%	117,592	72,532	10.5%	66.4%
Warehouses and storage	79,580	7.2%	71,421	54,385	45.7%	46.3%
Hotels	67,574	6.1%	59,082	66,012	57.5%	2.4%
Restaurants	47,313	4.3%	48,147	41,750	(6.9)%	13.3%
Medical	43,347	3.9%	42,912	13,841	4.1%	213.2%
Automobile dealers	37,562	3.4%	30,934	27,784	85.7%	35.2%
Mobile home parks	25,217	2.3%	23,481	24,526	29.6%	2.8%
Recreational	15,106	1.4%	16,243	17,791	(28.0)%	(15.1)%
Religious	11,362	1.0%	11,291	11,296	2.5%	0.6%
Other (3)	112,933	10.2%	101,110	254,701	46.8%	(55.7)%

Total other commercial real estate	$1,107,122	100.0%	$1,054,143	$1,011,265	20.1%	9.5%

(1)	24% of total commercial real estate loans are owner occupied as of June 30, 2008.
(2)	Substantially all loans that are over $1 million are to customers within our market as of June 30, 2008.
(3)	Certain loans presented here as of June 30, 2007 were subsequently redistributed to more appropriate categories.

First Midwest Bancorp, Inc.	Press Release Dated July 16, 2008

Unaudited	As Of
(Dollar amounts in thousands)	6/30/08	% of Category	% of Total	3/31/08	6/30/07
Asset Quality
Nonaccrual loans:
Commercial, industrial, and agricultural	$5,222	0.32%	7.4%	$6,770	$8,815
Office, retail, and industrial	1,125	0.11%	1.6%	730	—
Residential land and development	11,664	2.79%	16.7%	4,081	540
Multifamily	3,016	1.54%	4.3%	1,361	294
Other commercial real estate	885	0.08%	2.9%	255	2,101
Consumer	3,324	0.44%	4.7%	3,876	3,177

Total nonaccrual loans	25,236		36.0%	17,073	14,927
Restructured loans	259		0.4%	140	—

Total nonperforming loans	25,495		36.4%	17,213	14,927
Other real estate owned	7,042		10.1%	8,607	3,683

Total nonperforming assets	$32,537		46.5%	$25,820	$18,610

90 days past due loans (still accruing interest):
Commercial, industrial, and agricultural	$4,530	0.27%	6.5%	$3,926	$2,458
Office, retail, and industrial	2,855	0.27%	4.1%	2,182	907
Residential land and development	17,181	4.11%	21.1%	17,438	5,006
Multifamily	2,071	1.06%	2.9%	2,332	6,281
Other commercial real estate	2,925	0.26%	7.6%	2,451	1,457
Consumer	7,948	1.05%	11.3%	5,150	3,524

Total 90 days past due loans	37,510		53.5%	33,479	19,633

Total nonperforming assets plus 90 days past due loans	$70,047		100.0%	$59,299	$38,243

Asset Quality Ratios
Nonperforming loans to loans	0.49%			0.34%	0.30%
Nonperforming assets to loans plus foreclosed real estate	0.63%			0.51%	0.38%
Nonperforming assets plus loans past due 90 days to loans plus foreclosed real estate	1.35%			1.17%	0.78%
Reserve for loan losses	$66,104			$64,780	$62,391
Reserve for loan losses to loans	1.28%			1.28%	1.27%
Reserve for loan losses to nonperforming loans	259%			376%	418%

	Quarters Ended
(Dollar amounts in thousands)	6/30/08	% of Category	% of Total	3/31/08	6/30/07
Charge-off Data
Net loans charged-off:
Commercial, industrial, and agricultural	$2,380	0.14%	53.4%	$3,188	$1,252
Office, retail, and industrial	31	0.00%	0.7%	—	—
Residential land and development	138	0.03%	3.1%	559	18
Multifamily	830	0.42%	18.6%	842	119
Other commercial real estate	116	0.01%	2.6%	673	(78)
Consumer	961	0.13%	21.6%	818	459

Total net loans charged-off	$4,456		100.0%	$6,080	$1,770

Quarter-to-date net loan charge-offs to average loans (annualized)	0.35%			0.49%	0.14%
Year-to-date net loan charge-offs to average loans (annualized)	0.42%			0.49%	0.19%